Exhibit 4.1

                             ADEPT TECHNOLOGY, INC.

                     FORM OF REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("Agreement") is made as of July 14, 1999, by and among Adept Technology, Inc., a California corporation ("Parent"), and each of the holders of Parent's Common Stock ("Parent Common Stock"), set forth in the Schedule of Shareholders attached as Exhibit A hereto (each, a "Shareholder".) Each of the Shareholders has received Parent Common Stock in connection with the merger of BYE/OASIS Engineering, Inc., a Texas corporation ("BYE/OASIS") with and into Parent pursuant to an Agreement and Plan of Reorganization, dated as of June 28, 1999 (the "Merger Agreement").

         1. Definitions. As used in this Agreement:

            (a) "Effective Time" means the date three business days after the date Parent publicly announces financial results covering at least 30 days of combined operations of Parent and the Company.

            (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (c) "Holder" means: (i) a shareholder of Parent to whom shares of Parent Common Stock are issued pursuant to the Merger Agreement or (ii) a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 6 of this Agreement.

            (d) "Registrable Securities" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Merger Agreement, and for all Holders the sum of the Registrable Securities held by them; provided, however, that such shares of Parent Common Stock shall cease to be Registrable Securities at such time as they are otherwise available for resale under Rule 144 of the Securities Act, and Registrable Securities shall not include any shares of Parent Common Stock constituting part of the Escrow Fund.

            (e) "Securities Act" means the Securities Act of 1933, as amended.

            (f)  "SEC"  means  the  United   States   Securities   and  Exchange
Commission.

            (g) Terms not otherwise defined herein have the meanings given to them in the Merger Agreement.

         2. Holder Registration.

            (a) In case Parent shall receive from a Holder or Holders who own not less than 10% of the then outstanding Registrable Securities, a written request that Parent effect any registration under the Securities Act, Parent shall (i) promptly give written notice of the proposed


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registration  to all  other  Holders  and (ii) use its  commercially  reasonable efforts to file within 45 days of the receipt of such request a registration statement (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable
regulations   issued  under  the  Securities  Act  and  any  other  governmental requirements or regulations) covering the resale of the number of Registrable Securities for which registration has been requested by such initiating Holder or Holders, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request and specified in a written request received by Parent within ten (10) days after receipt by such Holders of such written notice from Parent that the rights granted hereunder have been invoked. Notwithstanding the foregoing, Parent shall not be obligated to register more than an aggregate of 350,000 shares of Parent Common Stock. If the amount of Registrable Securities requested to be registered by the Holders is greater than 350,000 shares of Parent Common Stock, Parent shall so advise the Holders that the number of Registrable Securities that may be included in the registration shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. In no event shall Parent be required to file a registration statement under this Agreement if it does not then satisfy the eligibility requirements for the use of Form S-3 under the Securities Act. Each Holder shall provide all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the Securities Act, the Exchange Act, and of the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Agreement to register the Registrable Securities held by each such Holder. The offering made pursuant to such registration shall not be underwritten. Parent shall not be obligated to take any action to effect any such registration pursuant to this
Section 2(a) after one year from the date of this Agreement. Parent shall also not be obligated to take any action to effect any such registration pursuant to this Section 2(a) after Parent has effected one such registration pursuant to this Section 2(a), and such registration has been declared or ordered effective.


            (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2(a) hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing (but no event earlier than the Effective Time) and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of thirty (30) days after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective;
(iv) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith

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or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

         3. Suspension of Prospectus. Under any registration statement filed hereof, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement. Any such delay shall result in a corresponding extension of the period of time that Parent is required to maintain the effectiveness of the registration statement under Section 2. Without limiting the foregoing, no Holder shall be permitted to dispose of any Registrable Securities during any period when officers, directors, or employees of Parent are precluded from buying or selling Parent's securities under the terms of Parent's insider trading policy as then in effect.

         4. Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants shall be paid by Parent. All sales commissions, legal fees, or other fees and expenses incurred by the Holder in connection with the sale of Registrable Securities pursuant to the registration statement shall be paid by the Holders.

         5. Indemnification.  In the event  of any registration pursuant to this
Agreement:

            (a)  Parent  will  indemnify  each  Holder,  each  of its  officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act or state securities laws applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and

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each person  controlling such Holder,  each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

            (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

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            (d) The  obligations  of Parent and each Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

            (e) Notwithstanding the foregoing, to the extent the provisions of this Section 5 are inconsistent with or conflict with the terms of any underwriting, indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Agreement, the terms of such agreement shall govern and shall supersede the provisions of this Agreement.

         6. Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Agreement shall not be assignable except to a Holder's spouse, lineal ancestor or descendant, or to a trust for the benefit of the Holder, his or her spouse, or any lineal ancestor or descendant.

         7. Amendment of Registration Rights. This Agreement may be amended at any time upon the written consent of the Holders of a majority of the outstanding Registrable Securities and Parent.

         8.   Counterpart   Signatures.   This  Agreement  may  be  executed  in
counterparts, all of which together shall constitute a single agreement.






                  [Remainder of Page Intentionally Left Blank]


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         In witness  whereof the parties  have signed this  Registration  Rights
Agreement on the day and year first above written.



                                              "PARENT"

                                              ADEPT TECHNOLOGY, INC.

                                              By:  _____________________________

                                              Name:  ___________________________

                                              Title:  __________________________



                                              "SHAREHOLDER"

                                              By:  _____________________________

                                              Name:  ___________________________

                                              Address:  ________________________

                                                        ________________________

                                                        ________________________






                [Signature Page to Registration Rights Agreement]


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                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS


                 Allen Survivors' Trust

                 Briner, Donald

                 Briner, Donald & Suzanne

                 Briner, Suzanne

                 Cox, Gregory E.

                 Cox, Gregory E. & June N.

                 Crouzet-Pascal, Daniel

                 Dellenbaugh, Alan

                 Fode, Douglas

                 Gause, Andrew

                 Hughes, Randall & Martha

                 Laramore, Christopher & Heidi

                 Lathe Tool Works

                 Rawlinson, Pete

                 Riggen, Michael & Jo Ann Davenport

                 Riggen, Michael W. Sr.

                 Rydman, Jeff

                 Shand, Bruce P.

                 Vaughan, Steven

                 Weirtel, Lawrence & Nancy

                 Yeaman, Martin & Julianne